As filed with the Securities and Exchange Commission on May 6, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	33-0091377
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
(562) 733-5100

(Address of Principal Executive Offices) (Zip Code)

HCP, Inc.
2014 Performance Incentive Plan
(Full Title of the Plan)

James W. Mercer, Esq.
Executive Vice President, General Counsel and Corporate Secretary
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
(562) 733-5100
(Name, Address and Telephone Number of Agent for Service)

Copy to:

Joseph A. Coco, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)
Common Stock, $1.00 par value per share	33,000,000	$42.14	$1,390,620,000	$179,111.86

(1)         This registration statement covers, in addition to the number of shares of HCP, Inc., a Maryland corporation (the “Company” or the “Registrant”), common stock, par value $1.00 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this registration statement and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the HCP, Inc. 2014 Performance Incentive Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)         Calculated pursuant to Rules 457(c) and (h) of the Securities Act, based upon the average of the high and low sale prices of the Common Stock reported on the New York Stock Exchange on May 5, 2014.

(3)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Calculated in accordance with Section 6 of the Securities Act and Rule 457 thereunder by multiplying 0.0001288 and the proposed maximum aggregate offering price.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information.*

Item 2.         Registrant Information and Employee Plan Annual Information.*

*                                         The documents containing the information specified in Part I of Form S-8 will be sent or given by the Company to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents previously filed with the SEC by the Company are incorporated by reference in this registration statement:

(a)                                 The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(b)                                 The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

(b)                                 The Company’s Current Reports on Form 8-K filed on May 6, 2014, April 25, 2014, March 31, 2014, March 19, 2014, February 24, 2014, and February 14, 2014.

(c)                                  The description of our common stock contained in our registration statement on Form 10 dated May 7, 1985 (File No. 1-08895), including the amendments dated May 20, 1985 and May 23, 1985, and any other amendment or report filed for the purpose of updating such description, including the description of amendments to our charter contained in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001, June 30, 2004 and September 30, 2007.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this registration statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Our charter (the “Charter”) limits the liability of our directors and officers to the Company and our stockholders for money damages to the fullest extent permitted by the laws of the State of Maryland. The Maryland General Corporation Law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit or (ii) if the judgment or other final adjudication is entered in a proceeding based on a finding that the directors or officers action, or failure to act, was a result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The provisions of the Charter do not limit the ability of us or our stockholders to obtain other relief, such as injunction or rescission.

Article X of our Fourth Amended and Restated Bylaws, as amended (the “Bylaws”) provides that we shall indemnify and hold harmless, in the manner and to the fullest extent permitted by law, any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was our director or officer, or, as our director or officer, is or was serving at the request of us as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust, benefit plan or other enterprise. To the fullest extent permitted by law, such indemnification shall include expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement and any such expenses may be paid by us in advance of the final disposition of such action, suit or proceeding and without requiring a preliminary determination as to the ultimate entitlement to indemnification. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the Maryland General Corporation Law requires a corporation, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by such corporation as authorized by the Maryland General Corporation Law and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by such corporation if it shall ultimately be determined that the standard of conduct was not met.

Article X of the Bylaws further provides that we may, with the approval of our board of directors, provide such indemnification and advancement of expenses as set forth in the above paragraph to our agents and employees.

Section 2-418 of the Maryland General Corporation Law requires a corporation, unless its charter provides otherwise, which the Charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any director or officer made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by, or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit No.	Description
4.1	HCP, Inc. 2014 Performance Incentive Plan (incorporated herein by reference to Exhibit 10.1 to HCP’s Current Report on Form 8-K (File No. 001-08895), filed May 6, 2014)
5.1	Opinion of Ballard Spahr LLP*
23.1	Consent of Deloitte & Touche LLP*
23.2	Consent of Ernst & Young LLP*
23.3	Consent of Ballard Spahr LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature pages hereto)*

*  filed herewith

Item 9.         Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on May 6, 2014.

HCP, Inc.
(Registrant)
By:	/s/ Lauralee E. Martin
Name:	Lauralee E. Martin
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Lauralee E. Martin, Timothy M. Schoen and James W. Mercer, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to the registration statement, new registration statements pursuant to General Instruction E of Form S-8 pertaining to the registration of additional securities and post-effective amendments thereto, and any and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature:	/s/ Lauralee E. Martin
Lauralee E. Martin
Title:	President and Chief Executive Officer
(Principal Executive Officer)
Date:	May 6, 2014

Signature:	/s/ Timothy M. Schoen
Timothy M. Schoen
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date:	May 6, 2014

Signature:	/s/ Scott A. Anderson
Scott A. Anderson
Title:	Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)
Date:	May 6, 2014

Signature:	/s/ Michael D. McKee
Michael D. McKee
Title:	Chairman of the Board
Date:	May 6, 2014

Signature:	/s/ Brian G. Cartwright
Brian G. Cartwright
Title:	Director
Date:	May 6, 2014

Signature:	/s/ Christine N. Garvey
Christine N. Garvey
Title:	Director
Date:	May 6, 2014

Signature:	/s/ David B. Henry
David B. Henry
Title:	Director
Date:	May 6. 2014

Signature:	/s/ Peter L. Rhein
Peter L. Rhein
Title:	Director
Date:	May 6, 2014

Signature:	/s/ Joseph P. Sullivan
Joseph P. Sullivan
Title:	Director
Date:	May 6, 2014

Exhibit Index

Exhibit No.	Description
4.1	HCP, Inc. 2014 Performance Incentive Plan (incorporated herein by reference to Exhibit 10.1 to HCP’s Current Report on Form 8-K (File No. 001-08895), filed May 6, 2014)
5.1	Opinion of Ballard Spahr LLP*
23.1	Consent of Deloitte & Touche LLP*
23.2	Consent of Ernst & Young LLP*
23.3	Consent of Ballard Spahr LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature pages hereto)*

*  filed herewith